                       CUSTODIAN CONTRACT
                             Between
                 ALLIANCE DIVIDEND SHARES, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS


                                                             PAGE

1.  Employment of Custodian and Property to be Held by
    It................................................

2.  Duties of the Custodian with Respect to Property
    of the Fund Held by the Custodian in the United
    States............................................

    2.1  Holding Securities...........................
    2.2  Delivery of Securities.......................
    2.3  Registration of Securities...................
    2.4  Bank Accounts................................
    2.5  Investment and Availability of Federal Funds
    2.6  Collection of Income.........................
    2.7  Payment of Fund Moneys.......................
    2.8  Liability for Payment in Advance of Receipt
         of Securities Purchased......................
    2.9  Appointment of Agents........................
    2.10 Deposit of Securities in Securities Systems..
    2.11 Segregated Account...........................
    2.12 Ownership Certificates for Tax Purposes......
    2.13 Proxies......................................
    2.14 Communications Relating to Fund Portfolio
         Securities...................................
    2.15 Reports to Fund by Independent Public
         Accountants..................................

3.  Duties of the Custodian with Respect to Property
    of the Fund Held Outside of the United States.....

    3.1  Appointment of Foreign Sub-Custodians........
    3.2  Assets to be Held............................
    3.3  Foreign Securities Depositories..............
    3.4  Segregation of Securities....................
    3.5  Agreements with Foreign Banking Institutions
    3.6  Access of Independent Accountants of the Fund
    3.7  Reports by Custodian.........................
    3.8  Transactions in Foreign Custody Account......
    3.9  Liability of Foreign Sub-Custodians..........
    3.10 Monitoring Responsibilities..................
    3.11 Branches of U.S. Banks.......................

4.  Payments for Repurchases or Redemptions and Sales
    of Shares of the Fund.............................

5.  Proper Instructions...............................



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6.  Actions Permitted without Express Authority.......

7.  Evidence of Authority.............................

8.  Duties of Custodian with Respect to the Books of
    Account and Calculations of Net Asset Value and
    Net Income........................................

9.  Records...........................................

10. Opinion of Fund's Independent Accountant..........

11. Compensation of Custodian.........................

12. Responsibility of Custodian.......................

13. Effective Period, Termination and Amendment.......

14. Successor Custodian...............................

15. Interpretive and Additional Provisions............

16. Massachusetts Law to Apply........................

17. Prior Contracts...................................




























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                       CUSTODIAN CONTRACT





         This Contract between Alliance Dividend Shares Inc., a

corporation organized and existing under the laws of Maryland,

having its principal place of business at 1345 Avenue of the

Americas, New York, New York,-10105, hereinafter called the "Fund

, and State Street Bank and Trust Company, a Massachusetts

corporation, having its principal place of business at 225

Franklin Street, Boston, Massachusetts, 02110, hereinafter called the n Custodian",

         WITNESSETH: That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

         1.   Employment of Custodian and Property to be Held Be

Held By It

         The Fund hereby employs the Custodian as the custodian

of its assets, including securities it desires to be held in places within the United States ("domestic securities") and

securities it desires to be held outside the United States

("foreign securities") pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to




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time, and the cash consideration received by it for such new or treasury shares of capital stock, $par value, ("Shares") of the

Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the

meaning of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States,

but only in accordance with an applicable vote by the Board of

Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on

account of any actions or omissions of any sub-custodian so

employed than any such sub-custodian has to the Custodian. The

Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of

the Fund Held B the Custodian in the United States

2.1      Holding Securities.  The Custodian shall hold and

         psychically aggregate for the account of the Fund all

         non-cash property, to be held by it in the United

         States, including all domestic securities owned by the

         Fund, other than securities which are maintained

         pursuant to Section 2.10 in a clearing agency which acts




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         as a securities depository or in a book-entry system

         authorized by the U.S. Department of the Treasury,

         collectively referred to herein as "Securities System".

2.2      Delivery of Securities. The Custodian shall release and

         deliver domestic securities owned by the Fund held by

         the Custodian or in a Securities System account of the

         Custodian only upon receipt of Proper Instructions,

         which may be continuing instructions when deemed

         appropriate by the parties, and only in the following

         cases:

         1)   Upon sale of such securities for the account of the

              Fund and receipt of payment therefor;

         2)   Upon the receipt of payment in connection with any

              repurchase agreement related to such securities

              entered into by the Fund;

         3)   In the case of a sale effected through a Securities

              System, in accordance with the provisions of

              Section 2.10 hereof;

         4)   To the depository agent in connection with tender

              or other similar offers for portfolio securities of

              the Fund;

         5)   To the issuer thereof or its agent when such;

              securities are called, redeemed, retired or

              otherwise become payable; provided that, in any






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

              such case, the cash or other consideration is to be

              delivered to the Custodian;

         6)   To the issuer thereof, or its agent, for transfer

              into the name of the Fund or into the name of any

              nominee or nominees of the Custodian or into the

              name or nominee name of any agent appointed

              pursuant to Section 2.9 or into the name or nominee

              name of any sub-custodian appointed pursuant to

              Article 1; or for exchange for a different number

              of bonds, certificates or other evidence

              representing the same aggregate face amount or

              number of units; provided that, in any such case,

              the new securities are to be delivered to the

              Custodian;

         7)   Upon the sale of such securities for the account of

              the Fund, to the broker or its clearing agent,

              against a receipt, for examination in accordance

              with "street delivery" custom, provided that in any

              such case, the Custodian shall have no

              responsibility or liability for any loss arising

              from the delivery of such securities prior to

              receiving payment for such securities except as may

              arise from the Custodian's own negligence or

              willful misconduct;






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

         8)   For exchange or conversion pursuant to any plan of

              merger, consolidation, recapitalization,

              reorganization or readjustment of the securities of

              the issuer of such securities, or pursuant to

              provisions for conversion contained in such

              securities, or pursuant to any deposit agreement;

              provided that, in any such case, the new securities

              and cash, if any, are to be delivered to the

              Custodian;

         9)   In the case of warrants, rights or similar

              securities, the surrender thereof in the exercise

              of such warrants, rights or similar securities or

              the surrender of interim receipts or temporary

              securities for definitive securities; provided

              that, in any such case, the new securities and

              cash, if any, are to be delivered to the Custodian;

         10)  For delivery in connection with any loans of

              securities made by the Fund, but only against

              receipt of adequate collateral as agreed upon from

              time to time by the Custodian and the Fund, which

              may be in the form of cash or obligations issued by

              the United States government, ita agencies or

              instrumentalities, except that in connection with

              any loans for which collateral is to be credited to

              the Custodian's account in the book-entry system




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

              authorized by the U.S. Department of the Treasury,

              the Custodian will not be held liable or

              responsible for the delivery of securities owned by

              the Fund prior to the receipt of such collateral;

         11)  For delivery as security in connection with any

              borrowings by the Fund requiring a pledge of assets

              by the Fund, but only against receipt of amounts

              borrowed;

         12)  For delivery in accordance with the provisions of

              any agreement among the Fund, the Custodian and a

              broker-dealer registered under the Securities

              Exchange Act of 1934 (the "Exchange Act") and a

              member of The National Association of Securities

              Dealers, Inc. ("NASD"), relating to compliance with

              the rules of The Options Clearing Corporation and

              of any registered national securities exchange, or

              of any similar organization or organizations,

              regarding escrow or other arrangements in

              connection with transactions by the Fund;

         13)  For delivery in accordance with the provisions of

              any agreement among the Fund, the Custodian, and a

              Futures Commission Merchant registered under the

              Commodity Exchange Act, relating to compliance with

              the rules of the Commodity Futures Trading

              Commission and/or any Contract Market, or any




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

              similar organization or organizations, regarding

              account deposits in connection with transactions

              by the Fund;

         14)  Upon receipt of instructions from the transfer

              agent ("Transfer Agent") for the Fund, for delivery

              to such Transfer Agent or to the holders of shares

              in connection with distributions in kind, as may be

              described from time to time in the Fund's currently

              effective prospectus and statement of additional

              information ("prospectus"), in satisfaction of

              requests by holders of Shares for repurchase or

              redemption; and

         15)  For any other proper corporate purpose, but only

              upon receipt of, in addition to Proper

              Instructions, a certified copy of a resolution of

              the Board of Directors or of the Executive

              Committee signed by an officer of the Fund and

              certified by the Secretary or an Assistant

              Secretary, specifying the securities to be

              delivered, setting forth the purpose for which such

              delivery is to be made, declaring such purpose to

              be a proper corporate purpose, and naming the

              person or persons to whom delivery of such

              securities shall be made.






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

2.3      Registration of Securities. Domestic securities held by

         the Custodian (other than bearer securities) shall be

         registered in the name of the Fund or in the name of any

         nominee of the Fund or of any nominee of the Custodian

         which nominee shall be assigned exclusively to the Fund,

         unless the Fund has authorized in writing the

         appointment of a nominee to be used in common with other

         registered investment companies having the same

         investment adviser as the Fund, or in the name or

         nominee name of any agent appointed pursuant to Section

         2.9 or in the name or nominee name of any sub-custodian

         appointed pursuant to Article 1. All securities accepted

         by the Custodian on behalf of the Fund under the terms

         of this Contract shall be in "street name" or other good

         delivery form.

2.4      Bank Accounts. The Custodian shall open and maintain a

         separate bank account or accounts in the United States

         in the name of the Fund, subject only to draft or order

         by the Custodian acting pursuant to the terms of this

         Contract, and shall hold in such account or accounts,

         subject to the provisions hereof, all cash received by

         it from or for the account of the Fund, other than cash

         maintained by the Fund in a bank account established and

         used in -accordance with Rule 17f-3 under the Investment

         Company Act of 1940. Funds held by the Custodian for the




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

         Fund may be deposited by it to ita credit as Custodian

         in the Banking Department of the Custodian or in such

         other banks or trust companies as it may in its

         discretion deem necessary or desirable; provided,

         however, that every such bank or trust company shall be

         qualified to act as a custodian under the Investment

         Company Act of 1940 and that each such bank or trust

         company and the funds to be deposited with each such

         bank or trust company shall be approved by vote of a

         majority of the Board of Directors of the Fund. Such

         funds shall be deposited by the Custodian in its

         capacity as Custodian and shall be withdrawable by the

         Custodian only in that capacity.

2.5      Investment and Availability of Federal Funds. Upon

         mutual agreement between the Fund and the Custodian, the

         Custodian shall, upon the receipt of Proper

         Instructions, make federal funds available to the Fund

         as of specified times agreed upon from time to time by

         the Fund and the Custodian in the amount of checks

         received in payment for Shares of the Fund which are

         deposited into the Fund's account.

2.6      Collection of Income. The Custodian shall collect on a

         timely basis all income and other payments with respect

         to United States registered securities held hereunder to

         which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments

         with respect to United States bearer securities if, on

         the date of payment by the issuer, such securities are

         held by the Custodian or its agent thereof and shall

         credit such income, as collected, to the Fund's

         custodian account. Without limiting the generality of

         the foregoing, the Custodian shall detach and present

         for payment all coupons and other income items requiring

         presentation as and when they become due and shall

         collect interest when due on securities held hereunder.

         Income due the Fund on United States securities loaned

         pursuant to the provisions of Section 2.2 (10) shall be

         the responsibility of the Fund. The Custodian will have

         no duty or responsibility in connection therewith, other

         than to provide the Fund with such information or data

         as may be necessary to assist the Fund in arranging for

         the timely delivery to the Custodian of the income to

         which the Fund is properly entitled.

2.7      Payment of Fund Moneys. Upon receipt of Proper

         Instructions, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out moneys of the Fund in the foil-owing cases only:

         1)   Upon the purchase of domestic securities, futures

              contracts or options on futures contracts for the




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

              account of the Fund but only (a) against the

              delivery of such securities, or evidence of title

              to futures contracts or options on futures

              contracts, to the Custodian (or any bank, banking

              firm or trust company doing business in the United

              States or abroad which is qualified under the

              Investment Company Act of 1940, as amended, to act

              as a custodian and has been designated by the

              Custodian as ita agent for this purpose) registered

              in the name of the Fund or in the name of a nominee

              of the Custodian referred to in Section 2.3 hereof

              or in proper form for transfer; (b) in the case of

              a purchase effected through a Securities System, in

              accordance with the conditions set forth in Section

              2.10 hereof or (c) in the case of repurchase

              agreements entered into between the Fund and the

              Custodian, or another bank, or a broker-dealer

              which is a member of NASD, (i) against delivery of

              the securities either in certificate form or

              through an entry crediting the Custodian's account

              at the Federal Reserve Bank with such securities or

              (ii) against delivery of the receipt evidencing

              purchase by the Fund of securities owned by the

              Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

         2)   In connection with conversion, exchange or

              surrender of securities owned by the Fund as set

              forth in Section 2.2 hereof;

         3)   For the redemption or repurchase of Shares issued

              by the Fund as set forth in Article 4 hereof;

         4)   For the payment of any expense or liability

              incurred by the Fund, including but not limited to

              the following payments for the account of the Fund:

              interest, taxes, management, accounting, transfer

              agent and legal fees, and operating expenses of the

              Fund whether or not such expenses are to be in

              whole or part capitalized or treated as deferred

              expenses;

         5)   For the payment of any dividends declared pursuant

              to the governing documents of the Fund;

         6)   For payment of the amount of dividends received in

              respect of securities sold short;

         7)   For any other proper purpose, but only upon receipt

              of, in addition to Proper Instructions, a certified

              copy of a resolution of the Board of Directors or

              of the Executive Committee of the Fund signed by an

              officer of the Fund and certified by its Secretary

              or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose

              to be a proper purpose, and naming the person or

              persons to whom such payment is to be made.

2.8      Liability for Payment in Advance of Receipt of

         Securities Purchased. In any and every case where

         payment for purchase of domestic securities for the

         account of the Fund is made by the Custodian in advance

         of receipt of the securities purchased in the absence of

         specific written instructions from the Fund to so pay in

         advance, the Custodian shall be absolutely liable to the

         Fund for such securities to the same extent as if the

         securities had been received by the Custodian.

2.9      Appointment of Agents. The Custodian may at any time or

         times in its discretion appoint (and may at  any time

         remove) any other bank or trust company which is itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry

         out such of the provisions of this Article 2 as the

         Custodian may from time to time direct; provided,

         however, that the appointment of any agent shall not

         relieve the Custodian of its responsibilities or

         liabilities hereunder.

2.10     Deposit of Securities in Securities Systems. The

         Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission

         under Section 17A of the Securities Exchange Act of

         1934, which acts as a securities depository, or in the

         book-entry system authorized by the U.S. Department of

         the Treasury and certain federal agencies, collectively

         referred to herein as "Securities System" in accordance

         with applicable Federal Reserve Board and Securities and

         Exchange Commission rules and regulations, if any, and

         subject to the following provisions:

         1)   The Custodian may keep domestic securities of the

              Fund in a Securities System provided that such

              securities are represented in an account

              ("Account") of the Custodian in the Securities

              System which shall not include any assets of the

              Custodian other than assets held as a fiduciary,

              custodian or otherwise for customers;

         2)   The records of the Custodian with respect to

              domestic securities of the Fund which are

              maintained in a Securities System shall identify by

              book-entry those securities belonging to the Fund;

         3)   The Custodian shall pay for domestic securities

              purchased for the account of the Fund upon (i)

              receipt of advice from the Securities System that

              such securities have been transferred to the

              Account, and (ii) the making of an entry on the

              records of the Custodian to reflect such payment

              and transfer for the account of the Fund. The

              Custodian shall transfer domestic securities sold

              for the account of the Fund upon (i) receipt of

              advice from the Securities System that-payment for

              such securities has been transferred to the

              Account, and (ii) the making of an entry on the

              records of the.. Custodian to reflect such transfer

              and payment for the account of the Fund. Copies of

              all advices from the Securities System of transfers

              of domestic securities for the account of the Fund

              shall identify the Fund, be maintained for the Fund

              by the Custodian and be provided to the Fund at its

              request. Upon request, the Custodian shall furnish

              the Fund confirmation of each transfer to or from

              the account of the Fund in the form of a written

              advice or notice and shall furnish to the Fund

              copies of daily transaction sheets reflecting each

              day's transactions in the Securities System for the

              account of the Fund.

         4)   The Custodian shall provide the Fund with any

              report obtained by the Custodian on the Securities

              System's accounting system, internal accounting control and procedures for safeguarding domestic securities - deposited in the Securities System;

         5)   The Custodian shall have received the initial or

              annual certificate, as the case may be, required by

              Article 13 hereof;

         6)   Anything to the contrary in this Contract

              notwithstanding, the Custodian shall be liable to

              the Fund for any loss or damage to the Fund

              resulting from use of the Securities System by

              reason of any negligence, misfeasance or misconduct

              of the Custodian or any of ita agents or of any of

              ita or their employees or from failure of the

              Custodian or any such agent to enforce effectively

              such rights as it may have against the Securities

              System; at the election of the Fund, it shall be

              entitled to be subrogated to the rights of the

              Custodian with respect to any claim against the

              Securities System or any other person which the

              Custodian may have as a consequence of any such

              lose or damage if and to the extent that the Fund

              has not been made whole for any such lose or

              damage.

2.11     Segregated Account. The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or accounts for and on behalf of the Fund, into




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         which account or accounts may be transferred cash and/or

         securities, including securities maintained in an

         account by the Custodian pursuant to Section 2.10

         hereof, (i) in accordance with the provisions of any

         agreement among the Fund, the Custodian and a broker-

         dealer registered under the Exchange Act and a member of

         the NASD (or any futures commission merchant registered

         under the Commodity Exchange Act), relating to

         compliance with the rules of The Options Clearing

         Corporation and of any registered national securities

         exchange (or the Commodity Futures Trading Commission or

         any registered contract market), or of any similar

         organization or organizations, regarding escrow or other

         arrangements in connection with transactions by the

         Fund, (ii) for purposes of segregating cash or

         government securities in connection with options

         purchased, sold or written by the Fund or commodity

         futures contracts or options thereon purchased or sold

         by the Fund, (iii) for the purposes of compliance by the

         Fund with the procedures required by Investment Company

         Act Release No. 10666, or any subsequent release or

         releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered investment companies and (iv) for other

         proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper

         Instructions, a certified copy of a resolution of the

         Board of Directors or of the Executive Committee signed

         by an officer of the Fund and certified by the Secretary

         or an Assistant Secretary, setting forth the purpose or

         purposes of such segregated account and declaring such

         purposes to be proper corporate purposes.

2.12     Ownership Certificates for Tax Purposes. The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to domestic securities of the Fund held by it

         and in connection with transfers of such securities.

2.13     Proxies. The Custodian shall, with respect to the

         domestic securities held hereunder, cause to be promptly

         executed by the registered holder of such securities, if

         the securities are registered otherwise than in the name

         of the Fund or a nominee of the Fund, all proxies,

         without indication of the manner in which such proxies

         are to be voted, and shall promptly deliver to the Fund

         such proxies, all prosy soliciting materials and all

         notices relating to such securities.

2.14     Communications Relating to Fund Portfolio

         Securities.

         The Custodian shall transmit promptly to the Fund all

         written information (including, without limitation,

         pendency of calls and maturities of domestic securities

         and expirations of rights in connection therewith and

         notices of exercise of call and p~t options written by

         the Fund and the maturity of futures contracts purchased

         or sold by the Fund) received by the Custodian from

         issuers of the domestic securities being held for the

         Fund. With respect to tender or exchange offers, the

         Custodian shall transmit promptly to the Fund all

         written information received by the Custodian from

         issuers of the domestic securities whose tender or

         exchange is sought and from the party (or his agents)

         making the tender or exchange offer. If the Fund desires

         to take action with respect to any tender offer,

         exchange offer or any other similar transaction, the

         Fund shall notify the Custodian at least three business

         days prior to the date on which the Custodian i9 to take

         such action.

2.15     Reports to Fund by Independent Public Accountants.

         The Custodian shall provide the Fund, at such times as

         the Fund may reasonably require, with reports by

         independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options

         on futures contracts, including domestic securities

         deposited and/or maintained in a Securities System,

         relating to the services provided by the Custodian under

         this Contract; such reports shall be of sufficient scope

         and in sufficient detail, as may reasonably be required

         by the Fund to provide reasonable assurance that any

         material inadequacies would be disclosed by such

         examination, and, if there are no such inadequacies, the

         reports shall so state.

3.       Duties of the Custodian with Respect to Property of

         the Fund Held Outside of the United States

3.1      Appointment of Foreign Sub-Custodians.

         The Custodian is authorized and instructed to employ as

         sub-custodians for the Fund's securities and other

         assets maintained outside of the United States the

         foreign banking institutions and foreign securities

         depositories designated on Schedule A hereto ("foreign

         sub-custodians"). Upon receipt of "Proper Instructions",

         together with a certified resolution of the Fund's Board

         of Directors, the Custodian and the Fund may agree to

         amend Schedule A hereto from time to time to designate

         additional foreign banking institutions and foreign

         securities depositories to act as sub-custodians. Upon receipt of Proper Instructions from the Fund the

         Custodian shall cease the employment of any one or more

         of such sub-custodians for maintaining custody of the

         Fund's assets.

3.2      Assets to be Held. The Custodian shall limit the

         securities and other assets maintained in the custody of

         the foreign sub-custodians to: (a) "foreign securities,

         as defined in paragraph (c)(l) of Rule 17f-5 under the

         Investment Company Act of 1940, and (b) cash and cash

         equivalents in such amounts as the Custodian or the Fund

         may determine to be reasonably necessary to effect the

         Fund's foreign securities transactions.

3.3      Foreign Securities Depositories. Except as may otherwise

         be agreed upon in writing by the Custodian and the Fund,

         assets of the Fund shall be maintained in foreign

         securities depositories only through arrangements

         implemented by the foreign banking institutions serving

         as sub-custodians pursuant to the terms hereof.

3.4      Segregation of Securities. The Custodian shall identify

         on its books as belonging to the Fund, the foreign

         securities of the Fund held by each foreign sub-

         custodian. Each agreement pursuant to which the

         Custodian employs a foreign banking institution shall

         require that such institution establish a custody

         account for the Custodian on behalf of the Fund and physically segregate in that account securities and other assets of the Fund, and, in the event that such

         institution deposits the Fund's securities in a foreign

         securities depository, that it shall identify on its

         books as belonging to the Custodian, as agent for the

         Fund, the securities so deposited (all collectively

         referred to as the "Account").

3.5      Agreements with Foreign Banking Institutions. Each

         agreement with a foreign banking institution shall be

         substantially in the form set forth in Exhibit 1 hereto

         and shall provide that: (a) the Fund's assets will not

         be subject to any right, charge, security interest, lien

         or claim of any kind in favor of the foreign banking

         institution or its creditors, except a claim of payment

         for their safe custody or administration; (b) beneficial

         ownership for the Fund's assets will be freely

         transferable without the payment of money or value other

         than for custody or administration; (c) adequate records

         will be maintained identifying the assets as belonging

         to the Fund; (d) officers of or auditors employed by, or

         other representatives of the Custodian, including to the

         extent permitted under applicable law the independent

         public accountants for the Fund, will be given access to

         the books and records of the foreign banking institution

         relating to its actions under its agreement with the

         Custodian; and (e) assets of the Fund held by the

         foreign sub-custodian will be subject only to the

         instructions of the Custodian or its agents.

3.6      Access of Independent Accountants of the Fund. Upon

         request of the Fund, the Custodian will use its best

         efforts to arrange for the independent accountants of

         the Fund to be afforded access to the books and records

         of any foreign banking institution employed as a foreign

         sub-custodian insofar as such books and records relate

         to the performance of such foreign banking institutions

         under its agreement with the Custodian.

3.7      Reports by Custodian.  The Custodian will supply to the

         Fund from time to time, as mutually agreed upon,

         statements in respect of the securities and other assets

         of the Fund held by foreign sub-custodians, including

         but not limited to an identification of entities having

         possession of the Fund's securities and other assets and

         advices or notifications of any transfers of securities

         to or from each custodial account maintained by a

         foreign banking institution for the Custodian on behalf

         of the Fund indicating, as to securities acquired for

         the Fund, the identity of the entity having physical

         possession-of such securities.

3.8      Transactions in Foreign Custody Account. (a) Upon

         receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the

         Custodian shall make or cause ita foreign sub-custodian

         to transfer, exchange or deliver foreign securities

         owned by the Fund, but except to the extent explicitly

         provided herein only in any of the cases specified in

         Section 2.2 (b) Upon receipt of Proper Instructions,

         which may be continuing instructions when deemed

         appropriate by the parties the Custodian shall pay out

         or cause its foreign sub-custodians to pay out monies of

         the Fund, but except to the extent explicitly provided

         herein only in any of the cases specified in Section

         2.7.

         (c)  Notwithstanding any provision of this Contract to

              the contrary, settlement and payment for

              securities received for the account of the Fund and

              delivery of securities maintained for the account

              of the Fund may be effected in accordance with the

              customary or established securities trading or

              securities processing practices and procedures in

              the Jurisdiction or market in which the transaction

              occurs, including, without limitation, delivering

              securities to the purchaser thereof or to a dealer

              therefor (or an agent for such purchaser or dealer)

              against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         (d)  Securities maintained in the custody of a foreign

              sub-custodian may be maintained in the name of such

              entity's; nominee to the same extent as set forth

              in Section 2.3 of this Contract and the Fund agrees

              to hold any such nominee harmless from any

              liability as a holder of record of such securities.

3.9      Liability of Foreign Sub-Custodians. Each agreement

         pursuant to which the Custodian employs a foreign

         banking institution as a foreign sub-custodian shall

         require the institution to exercise reasonable care in

         the performance of its duties and to indemnify, and hold

         harmless, the Custodian and Fund from and against any

         loss, damage, coat, expense, liability or claim arising

         out of or in connection with the institution's

         performance of such obligations. At the election of the

         Fund, it shall be entitled to be subrogated to the

         rights of the Custodian with respect to any claims

         against a foreign banking institution as a consequence

         of any such 1088, damage, cost, expense, liability or

         claim if and to the extent that the Fund has not been

         made whole for any such 1098, damage, coat, expense,

         liability or claim.

3.10     Monitoring Responsibilities. The Custodian shall furnish

         annually to the Fund, during the month of June,

         information concerning the foreign sub-custodians

         employed by the Custodian. Such information shall be

         similar in kind and scope to that furnished to the Fund

         in connection with the initial approval of this

         Contract. In addition, the Custodian will promptly -

         inform the Fund in the event that the Custodian learns

         of a material adverse change in the financial condition

         of a foreign sub-custodian or is notified by a foreign

         banking institution employed as a foreign sub-custodian

         that there appears to be a substantial likelihood that

         its shareholders' equity will decline below 6200 million

         (U.S. dollars or the equivalent thereof) or that its

         shareholders' equity has declined below $200 million (in

         each case computed in accordance with generally accepted

         U.S. accounting principles).

3.11     Branches of U.S. Banks. Except as otherwise set forth in

         this Contract, the provisions hereof shall not apply

         where the custody of the Fund assets maintained in a

         foreign branch of a banking institution which is a

         "bank" as defined by Section 2(a) (5) of the Investment

         Company Act of 1940 which meets the qualification set

         forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by

         Article 1 of this Contract.

4.       Payments for Repurchases or Redemptions and Sales

of Shares of the Fund

         From such funds as may be available for the purpose but

subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund

pursuant thereto, the Custodian shall, upon receipt of

instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer

Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the

Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares,

which checks have been furnished by the Fund to the holder of

Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         The Custodian shall receive from the distributor for the

Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The

Custodian will provide timely notification to the Fund and the

Transfer Agent of any receipt by it of payments for Shares of the

Fund.

5.       Proper Instructions

         Proper instructions as used herein means a writing

signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of

transaction involved, including a specific statement of the

purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian

reasonably believes them to have been given by a person

authorized to give such instructions with respect to the

transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the

Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors,

Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the

Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

6.       Actions Permitted without Express Authority.

         The Custodian may in ita discretion, without express

authority from the Fund:

         1)   make payments to itself or others for minor

expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such

payments shall be accounted for to the Fund;

         2)   surrender securities in temporary form for

securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

checks, drafts and other negotiable instruments; and

         4)   in general, attend to all non-discretionary details

in connection with the sale, exchange, substitution, purchase,

transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of

Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of

Account and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the-Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily

income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.       Records

         The Custodian shall create and maintain all records

relating to ita activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company, Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission. The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

10.      Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to ita activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

12.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed-by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a

separate Agreement entered into between the Custodian and the

Fund.

         The Custodian shall be liable for the acta or omissions

of a foreign banking institution appointed pursuant to the

provisions of Article 3 to the same extent as set forth in

Article 1 hereof with respect to sub-custodians located in the

United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign

securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses-resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or ita nominee assigned to the Fund being liable for the-payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the

Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement. 13.

Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of.the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section -2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Directors have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this

Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation,

and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust

company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the

Custodian by the Comptroller of the Currency or upon the

happening of a like event at the direction of an appropriate regulatory agency or court of competent Jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for ita costs, expenses and disbursements.

14.      Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by ita last published report, of not less than

S25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities,

funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their Joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provision shall contravene any

applicable federal or state regulations or any provision of the

Articles of Incorporation of the Fund. No interpretive or

additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

17.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 27th day of February, 1987.



ATTEST                  ALLIANCE DIVIDEND SHARES, INC.



/s/ Marry A. Barry      /s/ David H. Dievler

____________________    _____________________________

ATTEST                  STATE STREET BANK AND TRUST COMPANY



/s/ Kim Kullen          /s/

____________________    _____________________________

Assistant Secretary          Vice President

                           Schedule A



The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of

Alliance Growth and Income Fund, Inc. for use as sub-custodians for the Fund's securities and other assets.



Subcustodian Bank                                Country
ANZ Banking Group Ltd.                           Australia
Banque Bruxelles Lambert                         Belgium
Canada Trust Company                             Canada
Kansallis-Osake Pankki                           Finland
Credit Commercial De France                      France
Berliner Handels Und Frankfurter Bank            Germany
Standard Chartered Bank                          Hong Kong
Credito Italiano                                 Italy
Sumitomo Trust & Banking Company Limited         Japan
Bank Mees & Hope, N.V. Algemene Bank Nederland   The Netherlands
Christisnis Bank OG Kreditkasse                  Norway
DBS Trustee Ltd.                                 Singapore
Skandinaviska Enskilda Banken                    Sweden
Union Bank of Switzerland                        Switzerland
Girozentrale Und Bank Der                        Austria
Osterreichischen Sparkassen AG
Wertpapiersammelbank Bei Der                     Austria
Osterreichischen Kontrollbank AG
Standard Chartered Bank                          Malaysia
Kuala Lumpur Branch
Westpac Banking Corporation                      New Zealand
Standard Chartered Bank                          Indonesia
(Jakarta)

Certified:

/s/ Mary A. Barry
__________________________
Fund's Authorized Officer

Date: 4/16/91

                            EXHIBIT I
                       CUSTODIAN AGREEMENT

To:

Gentlemen:

         The undersigned ("State Street") hereby requests that you (the Bank) establish a custody account and a cash account for each custodian/employee benefit plan identifies in the Schedule attached to this Agreement and each additional account which is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" and will be subject to the following terms and conditions:

1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such each, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

2. a. Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates-the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries;

    b. When securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the securities so deposited.

3.  The Bank represents that either:

    a. It currently has stockholders' equity in excess of $200 million (U.S. dollars or the equivalent of U.S. dollars computed in accordance with generally accepted U.S. accounting principles) and will promptly inform State Street in the event that there appear to be a substantial likelihood that it stockholders' equity will decline below $200 million, or in any event, at such time as its stockholders' equity in fact decline below $200 million; or

    b. It is the subject of an exemptive order issued by the United State. Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank's stockholders' equity i currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

4. Upon the written instructions of State Street, as permitted by Paragraph 8, the Bank is authorized to pay cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and any other property, but only as provided in such written instructions. The bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions.

5. Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

    a. To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

    b. To promptly exchange securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitle to securities, for the securities themselves);

    c. To promptly surrender securities at maturity or when called for redemption upon receiving payment therefor;

    d. Whenever notification of a rights entitle or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street Bank's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

    e. To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

    f. To execute in State Street's name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

    g. To pay or cause to be paid, from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority and shall use reasonable efforts, to promptly reclaim any foreign withholding tax relating to the Account.

6. If the Bank shall receive any proxies, notices, reports or other communications relative to any of the Securities of the Account in connection with tender offers, reorganization, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street Bank by means as will permit State Street Bank to take timely action with respect thereto.

7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank's handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street; (ii) telex or tested telex instructions of State street; (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information; and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

9. The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this agreement. The content of such reports shall include but not be limited to any transfer to or from any account held by the Bank hereunder and such other information as State Street may reasonably request.

10. In addition to its obligations under Section 2B hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each subcustodian/employee benefit plan identified in our Schedule attached to this agreement and each additional account which is identified to this agreement.

11. The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under law the independent public accounts for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

13. The Bank shall exercise reasonable care in the performance of its duties, as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, shall maintain adequate insurance and agrees to indemnify and hold harmless, State Street and each Account from and against all loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

14. The bank agrees (i) the property held hereunder is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

15. The bank agrees to meet State Street Operating Requirements
    (See Exhibit A).

16. This Agreement may be terminated the Bank or State Street by 60 days written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property to the beneficial owner unless the Bank has received from the beneficial owner 60 days prior to the date on which this Agreement is to be terminated written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

17. The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring this disclosure of the Property.

18. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by confirmed telex by the Bank or State Street at their respective addresses set forth below, or at such other address as to be specified in each case in a notice similarly given:



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

To State Street             Master Trust Division, Global Custody
                            STATE STREET BANK AND TRUST COMPANY
                            P.O. Box 1713
                            Boston, Massachusetts  02105
                            U.S.A.

To the Bank

19. This Agreement shall be governed by and construed in
    accordance with the laws of [     ] except to the extent that
    such laws are preempted by the laws of the United States of America.

    Please acknowledge your agreement to the foregoing by executing a copy of this letter.

                            Very truly yours,

                            STATE STREET BANK AND TRUST COMPANY

                            By:________________________________
                               Vice President

                            Date:______________________________


Agreed to by:

By:________________________

Date:______________________






















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